UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 19, 2008

MDRNA, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3830 Monte Villa Parkway, Bothell, Washington		98021
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	425-908-3600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 19, 2008, MDRNA, Inc. (the "Company") received a letter from the Listing Qualifications Department of the NASDAQ Stock Market ("NASDAQ") notifying the Company that it is not in compliance with the minimum $1.00 per share minimum bid price requirement for continued inclusion on the NASDAQ Global Market set forth in NASDAQ Marketplace Rule 4450(a)(5), as a result of the bid price of the Company’s common stock having closed below $1.00 for the last 30 consecutive business days prior to the date of the letter.

NASDAQ's letter advises the Company that, in accordance with NASDAQ Marketplace Rule 4450(e)(2), the Company will be provided 180 calendar days, or until March 18, 2009, to regain compliance. The letter further advises that such compliance can be achieved if, at any time before March 18, 2009, the bid price of the Company’s common stock closes at $1.00 or more per share for a minimum of 10 consecutive business days. There can be no guarantee that the Company will be able to regain compliance with the continued listing requirement of NASDAQ Marketplace Rule 4450(a)(5).

If the Company does not regain compliance by March 18, 2009, NASDAQ will provide written notification to the Company that its common stock may be delisted. At that time, the Company may appeal NASDAQ’s decision to a Listing Qualifications Panel pursuant to the Marketplace Rule 4800 series. Alternatively, the Company may apply to transfer the listing of its common stock to the NASDAQ Capital Market if it satisfies the requirements for initial inclusion set forth in Marketplace Rule 4310(c) (other than the minimum bid price requirement of Rule 4310(c)(4)). If its application is approved, the Company will be afforded the remainder of the second 180 calendar day compliance period in order to regain compliance with the minimum bid price requirement while its common stock trades on the NASDAQ Capital Market.

The Company announced the receipt of the letter from NASDAQ in a press release dated September 25, 2008, a copy of which is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDRNA, Inc.

September 25, 2008	By:	J. Michael French

Name: J. Michael French
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of MDRNA, Inc. dated September 25, 2008